UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 29, 2012

Eagle Bancorp Montana, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-34682	27-1449820
(State or other jurisdiction	(Commission File Number)	(IRS Employer ID No.)
of incorporation)

1400 Prospect Ave., Helena, MT		59601
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(406) 442-3080

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into A Material Definitive Agreement

On June 29, 2012, Eagle Bancorp Montana, Inc. (“Eagle Bancorp”) and American Federal Savings Bank (“AFSB”, Eagle Bancorp and AFSB, collectively, “Eagle”) and Sterling Savings Bank, a Washington state-chartered bank (“Sterling”) entered into a Purchase and Assumption Agreement (the “Agreement”) pursuant to which Eagle agreed to purchase Sterling’s banking operations in the state of Montana, including seven branch locations, certain deposit liabilities, loans and other assets and liabilities associated with such branch locations.  The actual amount of deposits, loans and value of other assets and liabilities transferred to Eagle and the actual price paid will be determined at the time of the closing of the transaction, in accordance with the terms and conditions of the Agreement.  The closing of the transaction is subject to the terms and conditions set forth in the Agreement, including the receipt of regulatory approval, but is currently expected to be completed by the end of the third quarter of 2012.

The description of certain terms of the Agreement set forth above is only a summary and is qualified in its entirety by the terms and conditions of the Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this item 1.01 by reference.

Item 7.01   Regulation FD Disclosure

On July 2, 2012, Eagle issued a press release announcing that it had entered into the Agreement.  A copy of the press release and related investor presentation are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

In accordance with the general instruction B.2. of Form 8-K, the information furnished pursuant to Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act of 1934.

Item 9.01   Financial Statements and Exhibits

The following exhibits are being filed with this Report:

Ex. 10.1	Purchase and Assumption Agreement, dated June 29, 2012, by and among (i) Sterling Savings Bank, and (ii) Eagle Bancorp Montana, Inc. and American Federal Savings Bank

Ex. 99.1	Press Release dated July 2, 2012

Ex. 99.2	Investor Presentation

Caution about forward-looking statements

This release may contain certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," and "potential." These forward-looking statements include, but are not limited to statements of our goals, intentions and expectations. These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to contingencies, many of which are beyond our control. Actual and anticipated future results may vary due to certain risks and uncertainties, including, without limitation;  changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements; general economic conditions, either nationally or in our market areas, that are worse than expected; competition among depository and other financial institutions; loan demand or residential and commercial real estate values in Montana; inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments; adverse changes in the securities markets; and other economic, governmental, competitive, regulatory and technological factors that may affect our operations; our ability to successfully integrate acquired businesses; our ability to obtain any requisite regulatory approval for the acquisition of the Sterling Savings Bank branches; and other risks or uncertainties detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011 and other periodic filings with the Securities and Exchange Commission and available at the SEC’s website at http://www.sec.gov.

We wish to caution you that these factors could affect our financial performance and could cause actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.  The Company undertakes no duty or obligation to update this information in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EAGLE BANCORP MONTANA, INC.

By:	/s/ Peter J. Johnson
Peter J. Johnson
President and Chief Executive Officer

DATE:   July 2, 2012

EXHIBIT LIST
Exhibit	Description

Ex. 10.1	Purchase and Assumption Agreement, dated June 29, 2012, by and among (i) Sterling Savings Bank, and (ii) Eagle Bancorp Montana, Inc. and American Federal Savings Bank

Ex. 99.1	Press Release dated July 2, 2012

Ex. 99.2	Investor Presentation